UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 27, 2020
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)

On March 27, 2020, Romeo R. Dizon retired from his position as Vice President of Finance of IRIDEX Corporation (the “Company”), effective March 27, 2020.  Mr. Dizon did not retire as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In connection with transition matters, Mr. Dizon will be paid approximately $60,000 for continued consulting services.

James Mackaness was appointed by the Company’s Board of Directors as its Interim Chief Financial Officer on a part-time basis, replacing Mr. Dizon effective March 27, 2020.  Mr. Mackaness previously served as the Company’s Chief Operating Officer from August 2012 to August 2015 and as the Company’s Chief Financial Officer from January 2008 to August 2012.  Mr. Mackaness, age 56 is a partner with FLG Partners, LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy (“FLG Partners”) having joined FLG in September 2019. He currently serves part-time as Chief Financial Officer for Soleno Therapeutics, a clinical-stage biopharmaceutical company. Mr. Mackaness previously served as Chief Financial Officer of Invuity, Inc., a medical technology company, from August 2015 until its sale to Stryker Corporation in October 2018, remaining with Styker through January 2019 to complete the integration. From September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of Infogear Technologies Corporation and began his career with Ernst & Young LLP.

In connection with Mr. Mackaness’s appointment as the Company’s Interim Chief Financial Officer, the Company entered into a consulting agreement (the “FLG Consulting Agreement”) with FLG Partners, LLC. Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $400 per hour for Mr. Mackaness’s services to the Company for actual hours of service provided. The FLG Consulting Agreement with FLG Partners also requires the Company to indemnify Mr. Mackaness and FLG Partners in connection with the performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.

Other than the indemnification described herein, Mr. Mackaness has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any transactions currently proposed.

There are no family relationships between Mr. Mackaness and any of the Company’s directors or executive officers.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: March 30, 2020

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